UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 20, 2009

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

    Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2009, the Board of Directors of YUM! Brands, Inc. (the "Company") approved an amendment to Sections 7 and 9 of Article II of the Company’s Amended and Restated Bylaws (the "Bylaws"). As amended, the Bylaws provide that a shareholder who wishes to (1) propose an item of business for the shareholders to consider at the annual meeting of shareholders or (2) nominate a candidate for director must follow certain notice and procedural steps.  Included among these steps is the requirement to provide more complete disclosure, particularly with respect to various ownership techniques employed by such shareholder (including any derivative or short positions) and clarifying relationships with other shareholders and nominees.  The amendment also includes related, ancillary changes.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Company’s Bylaws, as amended and restated on November 20, 2009, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Section 8 – Other Events

    Item 8.01                   Other Events.

Advisory Vote on Executive Compensation

The Company anticipates that non-binding advisory votes on compensation practices, commonly referred to as "say-on-pay," may in the future be required by law, in which case the Company will comply with such requirements.

In any event, if no such advisory vote is required by law at the time of the Company's 2011 Annual Meeting of Shareholders, the Board has approved in principle, effective with the Company's 2011 Annual Meeting of Shareholders, a non-binding, advisory vote by the Company's shareholders on the compensation of the Company's named executive officers as set forth in the Summary Compensation Table of its proxy statement and accompanying narrative.

Section 9 – Financial Statements and Exhibits

    Item 9.01                   Financial Statements and Exhibits.

(d)	Exhibits
3.2	Amended and Restated Bylaws of YUM! Brands, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	November 23, 2009	/s/ John Daly
Corporate Counsel and
Assistant Secretary